EXHIBIT 4.1

CARNIVAL CORPORATION
as Issuer

CARNIVAL PLC

AND THE OTHER GUARANTORS

NAMED ON THE SIGNATURE PAGES HERETO,

as Guarantors

AND

u.s. bANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of August 22, 2022

5.75% Convertible Senior Notes due 2024

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ARTICLE 9
[Reserved]

ARTICLE 10
Supplemental Indentures

Section 10.01.	Supplemental Indentures Without Consent of Holders	55
Section 10.02.	Supplemental Indentures with Consent of Holders	56
Section 10.03.	Effect of Amendment, Supplement and Waiver	58
Section 10.04.	Notation on Notes	58
Section 10.05.	Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished to Trustee	58

ARTICLE 11
Consolidation, Merger and Sale

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	59
Section 11.02.	Carnival plc May Consolidate, Etc. on Certain Terms	60
Section 11.03.	Opinion of Counsel and Officer’s Certificate to be Given to Trustee	61

ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.	Indenture, Notes and Guarantees Solely Corporate Obligations	61

ARTICLE 13
Guarantees

Section 13.01.	Guarantees	61
Section 13.02.	Execution and Delivery	63
Section 13.03.	Release of Guarantees	63
Section 13.04.	Limitation on the Guarantors’ Liability	64
Section 13.05.	Limitation on the Italian Guarantor’s Liability	64
Section 13.06.	Subrogation	65
Section 13.07.	Benefits Acknowledged	66
Section 13.08.	“Trustee” to Include Paying Agent	66

ARTICLE 14
Conversion of Notes

Section 14.01.	Conversion Privilege	66
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	69
Section 14.03.	Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or a Tax Redemption	75
Section 14.04.	Adjustment of Conversion Rate	77
Section 14.05.	Adjustments of Prices	88
Section 14.06.	Shares to Be Fully Reserved	88

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Section 17.18.	FATCA	105

EXHIBITS
Exhibit A	Form of Note	A-1
Exhibit B	Form of Free Transferability Certificate	B-1
Exhibit C	Form of Supplemental Indenture	C-1

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INDENTURE, dated as of August 22, 2022, among Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama, as issuer (the “Company”, as more fully set forth in Section 1.01), Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), the Subsidiary Guarantors listed on the signature pages hereto and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.75% Convertible Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount of $338,941,000, and each of the Guarantors has duly authorized the issuance of its Guarantee and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company and the Guarantors, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Capital Markets Indebtedness” means secured or unsecured capital markets debt securities (including both convertible and non-convertible debt securities) issued in a public offering registered under the Securities Act or a “Rule 144A” offering similar to that in which the Existing Unsecured Notes were issued.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Adequate Cash Conversion Provisions” shall have the meaning specified in Section 15.02(e).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law or the laws of any other jurisdiction (or any political subdivision thereof) relating to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar or equivalent laws affecting the rights of creditors generally. For the avoidance of doubt, the provisions of the UK Companies Act 2006 governing a solvent reorganisation or a voluntary liquidation thereunder shall not be deemed to be Bankruptcy Laws.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, with respect to the Company or any Guarantor, the board of directors or equivalent body of the Company or such Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.

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“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or London are authorized or required by law, regulation or executive order to close.

“Capital Markets Indebtedness” means the First Priority Secured Notes, the Existing Secured Notes, the Existing Unsecured Notes or any other series of Additional Capital Markets Indebtedness in existence on the date hereof or thereafter having an aggregate outstanding principal amount in excess of $300.0 million (other than the Existing Convertible Notes).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Carnival Group” means Company, Carnival plc and all of their respective direct and indirect Subsidiaries.

“Carnival plc” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Cash Settlement” shall have the meaning provided in Section 14.02(a).

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Change in Tax Law” shall have the meaning provided in Section 16.01(b).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning provided in Section 14.02(a).

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“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, subject to Section 14.07, and provided, that references to shares of “Common Stock” issuable upon conversion of the Notes shall be deemed to include the trust shares of beneficial interest in the P&O Princess Special Voting Trust (the “P&O Trust Shares”), which trust shares represent a beneficial interest in the special voting share issued by Carnival plc and are paired with, are not separable from and are listed together with the Common Stock on the New York Stock Exchange.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the principal designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at West Side Flats St Paul, 60 Livingston Ave, Saint Paul, MN 55107, EP-MN-WS3C Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, 1/40th of the product of (i) the Conversion

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Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a)       cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 40 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b)       if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CCL<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, cash conversion consideration due upon conversion, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“effective date” means the first date on which shares of the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

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“EIB Facility” means the finance contract, dated as of June 5, 2009, between the Italian Guarantor, as borrower, and the European Investment Bank, as lender, as amended on September 7, 2015, and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreement or any successor or replacement agreement or agreements or increasing the amount loaned thereunder.

“Event Effective Date” shall have the meaning specified in Section 14.03(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreements” means the exchange agreements entered into on or about August 17, 2022, by and among the Company and the investors party thereto.

“Existing Convertible Notes” means the Company’s 5.75% Convertible Senior Notes due 2023.

“Existing Secured Notes” means the 7.875% Debentures due 2027 of Carnival plc and the Company’s 10.500% Second-Priority Senior Secured Notes due 2026, 10.125% Second-Priority Senior Secured Notes due 2026 and 9.875% Second-Priority Senior Secured Notes due 2027.

“Existing Term Loan Facility” means the Term Loan Agreement, dated as of June 30, 2020, among the Company, as lead borrower, Carnival Finance, LLC, as co-borrower, and Carnival plc and the other Guarantors, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions, as lenders, as amended on December 3, 2020, June 30, 2021, October 5, 2021 and October 18, 2021.

“Existing Unsecured Notes” means the Company’s U.S. dollar-denominated 7.625% Senior Unsecured Notes due 2026, euro-denominated 7.625% Senior Unsecured Notes due 2026, 5.750% Senior Unsecured Notes due 2027, 6.000% Senior Unsecured Notes due 2029 and 10.500% Senior Unsecured Notes due 2030.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

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“FATCA” means Section 1471 through 1474 of the Code and any Treasury regulations thereunder.

“First Priority Secured Notes” shall mean the Company’s 4.000% First-Priority Senior Secured Notes due 2028.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)       (1) a “person” or “group” (as such terms are used for the purposes of Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly of such Capital Stock of the Company and Carnival plc, in each case is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the Board of Directors of each of the Company and Carnival plc; or (2) any Permitted Holder or Permitted Holders has become, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Agent) of more than 50% of the Company’s Common Equity;

(b)       the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets (or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and the Company’s Subsidiaries’ consolidated assets, taken as a whole, to any Person other than Carnival plc or one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity of the Company and Carnival plc immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)       the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

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(d)       the Common Stock (or other common equity or American Depositary Shares in respect of common equity for which the Notes are convertible) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common equity or American Depositary Shares in respect of common stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02). In addition, no Fundamental Change shall be deemed to occur under clause (a) or clause (b) of this definition solely as a result of either the Company (or any Subsidiary thereof) or Carnival plc (or any Subsidiary thereof) acquiring or owning, at any time, any or all of the Capital Stock of each other, so long as such transaction otherwise complies with this Indenture.

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(a).

“Guarantees” means the joint and several guarantees of the Company’s payment obligations under this Indenture and the Notes, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantors” means Carnival plc and the Subsidiary Guarantors.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is

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registered on the Note Register. The registered Holder of a Note shall be treated as its owner for all purposes.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means April 1 and October 1 of each year, beginning on October 1, 2022.

“Issue Date” means August 22, 2022.

“Italian Guarantor” means Costa Crociere S.p.A.

“Last Reported Sale Price” per share of the Common Stock (or any other security) on any date means:

(a)       the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b)       if the Common Stock (or such other security) is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c)       if the Common Stock (or such other security) is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Market Disruption Event” means:

(a)        a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)        the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant

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Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means October 1, 2024.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“No Redemption Notice” shall have the meaning specified in Section 16.04.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b)(ii)(A).

“Notice of Tax Redemption” shall have the meaning specified in Section 16.02(a).

“Observation Period” with respect to any Note surrendered for conversion means:

(a)       subject to (b) below, if the relevant Conversion Date occurs prior to July 1, 2024, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date;

(b)       if the relevant Conversion Date occurs after the date the Company issues a Notice of Tax Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Tax Redemption Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Tax Redemption Date; and

(c)       subject to (b) above, if the relevant Conversion Date occurs on or after July 1, 2024, the 40 consecutive VWAP Trading Day period beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the offering memorandum dated April 1, 2020 relating to the offering and sale of the Existing Convertible Notes.

“Officer” means, with respect to any Person, the Chairman or Vice Chairman of the Board of Directors, the President, an Executive Vice President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors of such Person.

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“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.06.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 17.06, which opinion may contain customary exemptions and qualifications as to the matters set forth herein. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)       Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)       Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)       Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)       Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)       Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(f)       Notes redeemed pursuant to Article 16; and

(g)       Notes repurchased by the Company.

“Ownership Limitation” means the restrictions contained in Article XII of the Company’s Articles of Incorporation (or a successor provision in the Company’s Articles of Incorporation as it may be further amended).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holder” means:

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(a)       each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (a), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (a); and

(b)       any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) the members of which include any of the Permitted Holders specified in clause (a) above, and that (directly or indirectly) hold or acquire beneficial ownership of Capital Stock of the Company and/or Carnival plc (a “Permitted Holder Group”), provided that in the case of this clause (b), the Permitted Holders specified in clause (a) collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the Capital Stock of the Company and Carnival plc held by such Permitted Holder Group. Any one or more persons or group whose acquisition of beneficial ownership constitutes a Fundamental Change in respect of which an offer by the Company is made to repurchase the Notes in accordance with the requirements of this Indenture will thereafter, together with its (or their) affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable, and the addition of such persons or group will not result in a Fundamental Change pursuant to clause (a)(2) of the definition thereof.

“Permitted Jurisdictions” means (i) any state of the United States of America, the District of Columbia or any territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Malta, (viii) the United Kingdom, (ix) Curaçao, (x) Liberia, (xi) Barbados, (xii) Singapore, (xiii) Hong Kong, (xiv) the People’s Republic of China, (xv) the Commonwealth of Australia and (xvi) any member state of the European Economic Area as of the Issue Date and any states that may accede to the European Economic Area following the Issue Date.

“Person” means any individual, association, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Settlement” shall have the meaning provided in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

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“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Tax Redemption Date and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the Regular Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 15 and September 15 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Stock Exchange” means the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock (or any other security) is then listed.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for

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trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Specified Dollar Amount” means, with respect to any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company (or deemed specified) in the notice specifying the Company’s chosen Settlement Method.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any specified Person:

(a)       any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors or comparable governing body of such Person (in the case of a limited liability company, the voting power to elect managers or otherwise control the actions of such limited liability company), is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)       any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of that Person.

“Subsidiary Guarantor” means each of (1) the Company’s and Carnival plc’s Subsidiaries listed on the signature pages to this Indenture and (2) any other Subsidiary of the Company or Carnival plc that becomes a Guarantor in accordance with Section 4.05 of this Indenture, in each case until such time as any such Guarantor shall be released and relieved of its obligations pursuant to Section 13.03 of this Indenture.

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“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Successor Guarantor” shall have the meaning specified in Section 11.02(a)(i).

“Tax Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Tax Redemption” shall have the meaning set forth in Section 16.01.

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a).

“Trading Day” means a day on which:

(a)       trading in the Common Stock (or any other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and

(b)       a Last Reported Sale Price per share for the Common Stock (or any other security for which a Last Reported Sale Price must be determined) is available on the Relevant Stock Exchange or such other market;

provided, that, if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on such day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable

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provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Notes” shall have the meaning specified in Section 2.05(b).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a)       there is no Market Disruption Event; and

(b)       trading in the Common Stock generally occurs on the Relevant Stock Exchange.

If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. No Incorporation by Reference of the Trust Indenture Act This Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Designation and Amount. The Notes shall be designated as the “5.75% Convertible Senior Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $338,941,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and

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provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)       The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b)       The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest

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Payment Date. However, the Company shall not pay in cash accrued interest on any Notes when they are converted, except in the circumstances described in Article 14. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest:

(i)       on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Paying Agent not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and

(ii)       on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)       Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clauses (i) or (ii) below:

(i)       The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

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(ii)       The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed reasonably satisfactory to the Trustee.

(iii)       The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order, Officer’s Certificate and Opinion of Counsel for the authentication and delivery of such Notes and the documents required under Section 17.06, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder. Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel shall be required for the Trustee to authenticate and make available for delivery of Notes on the Issue Date.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or

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procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer or exchange of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to this Indenture.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes, or a portion of any Note, surrendered for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a)       So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer

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and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b)       Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. For the avoidance of doubt, Notes issued in exchange for Existing Convertible Notes pursuant to the Exchange Agreements are not Restricted Securities and shall not bear the “Restricted Security” legend set forth in this Section 2.05(b) (“Unrestricted Notes”) and shall not be subject to the restrictions on transfers set forth in this Section 2.05(b).

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note that is a Restricted Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

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(2)       AGREES FOR THE BENEFIT OF CARNIVAL CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)       TO THE COMPANY, CARNIVAL PLC OR ANY SUBSIDIARY THEREOF;

(B)       PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note that is a Restricted Security prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

On any Resale Restriction Termination Date, the Company shall, at its option, deliver to the Trustee a certificate in the form of Exhibit B hereto executed by an Officer of the Company, and upon the Trustee’s receipt of such certificate the restrictive legend required by this Section 2.05(b) shall be deemed removed from any Global Notes representing such Notes without further action on the part of Holders. If the Company delivers such a certificate to Trustee, the Company shall: (i) notify Holders of the Notes that the restrictive legend required by this Section 2.05(b) has been removed or deemed removed; and (ii) instruct the Depositary to change the CUSIP

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number for the Notes to the unrestricted CUSIP number for the Notes. It is understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. For the avoidance of doubt, for Notes that are not in certificated form, the Notes shall continue to bear Additional Interest pursuant to this paragraph until such time as they are identified by an unrestricted CUSIP number in the facilities of the Depositary or any successor depositary for the Notes, as a result of completion of the Depositary’s mandatory exchange process or otherwise.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b) and shall not be assigned a restricted CUSIP number.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(b) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with the Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

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(a)       the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(b)       there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with the Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Company, the Guarantors nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(c)       Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note that is a Restricted Security shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then

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in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)       AGREES FOR THE BENEFIT OF CARNIVAL CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE NOTE UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)       TO THE COMPANY, CARNIVAL PLC OR ANY SUBSIDIARY THEREOF;

(B)       PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED

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TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(d)       Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.05(c). For the avoidance of doubt, Common Stock issued in exchange for Unrestricted Notes in accordance with the terms of this Indenture are not Restricted Securities and shall not bear the “Restricted Security” legend set forth in Section 2.05(c).

(e)       Any Note that is repurchased or owned by an Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)       Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

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The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature, is subject to Tax Redemption or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or redemption or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

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Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, redemption, repurchase, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Company, at the Company’s written request in a Company Order. If the Company, the Guarantors or any of the Company’s or the Guarantors’ Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Purchases. (a)  The Company may, from time to time, without the consent of, or notice to, the Holders, reopen this Indenture and issue additional Notes under this Indenture with the same terms as the Notes issued on the Issue Date (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, the initial Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Such Notes issued on the Issue Date and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.

(b)       The Company may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, Carnival plc or their respective Subsidiaries or through private or public tenders or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so purchased (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this Indenture upon their repurchase.

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Article 3
Satisfaction and Discharge

Section 3.01. Satisfaction and Discharge. This Indenture, the Notes and the Guarantees shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)       either:

(A)       all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or

(B)       the Company or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, upon a Tax Redemption or at any Fundamental Change Repurchase Date, and/or (ii) have been converted (and the related Settlement Amounts have been determined), cash or, solely to satisfy the Company’s Conversion Obligations, cash and/or shares of Common Stock (or if applicable, Reference Property), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company and the Guarantors; and

(ii)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Trustee pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

Article 4
Particular Covenants of the Company and Carnival plc

Section 4.01. Payment of Principal, Settlement Amounts and Interest. The Company shall pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amounts and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor,

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holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee in writing of any failure to take such action.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and overdue Settlement Amounts owed on conversion to the extent they include cash, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Company shall at all times maintain an office or agency in the continental United States (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

The Company reserves the right to vary or terminate the appointment of any Note Registrar, Paying Agent or Conversion Agent, and Bid Solicitation Agent; act as the Paying Agent or Bid Solicitation Agent; appoint additional Paying Agents or Conversion Agents; or approve any change in the office through which any Note Registrar or Paying Agent or Conversion Agent acts.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

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Section 4.04. Provisions as to Paying Agent. (a)  If the Company shall appoint a Paying Agent other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)       that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)       that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)       that at any time during the continuance of an Event of Default, upon request of the Trustee, it shall forthwith pay to the Trustee all sums so held in trust.

(b)       If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), cash portion of the Settlement Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)       Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)       Subject to any applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal

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(including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on conversion to the extent they include cash, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Additional Guarantors. If, after the Issue Date, a Subsidiary of the Company or Carnival plc (other than any Subsidiary Guarantor) becomes an issuer, borrower, obligor or guarantor with respect to (a) the First Priority Secured Notes or (b) any other indebtedness for money borrowed of the Company, Carnival plc or any Subsidiary Guarantor of the Notes having, in each case, an aggregate principal amount in excess of $250.0 million, then the Company shall cause such Subsidiary to become a Guarantor by causing such Subsidiary to execute a supplemental indenture substantially in the form of Exhibit C hereto and to deliver it to the Trustee within 20 Business Days of the date on which it becomes an issuer, borrower, obligor or guarantor under the First Priority Secured Notes or such other indebtedness. The Company shall cause any such Subsidiary to provide such information to the Trustee as is reasonably requested by the Trustee in order to complete the Trustee’s know-your-customer review process to its reasonable satisfaction. Notwithstanding the foregoing, the Company will not be required to cause a Subsidiary to become a Guarantor if such Subsidiary would not be required to provide a guarantee under the Company’s or any Guarantor’s Capital Markets Indebtedness.

Section 4.06. Rule 144A Information Requirement; Reporting; and Additional Interest. (a)  For as long as any Notes are outstanding hereunder, at any time the Company is not subject to Sections 13 and 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issued upon conversion of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Stock, as the case may be, pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock, as the case may be, may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or such Common Stock, as the case may be, in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)       The Company shall furnish to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act or any special order of the Commission), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be furnished to the Trustee for purposes of this

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Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c)       Delivery of the reports, information and documents described in Section 4.06(a) and (b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantors’ compliance with any of the Company’s and/or the Guarantors’ covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s and/or the Guarantors’ compliance with the covenants or with respect to any reports or other documents filed with the Commission or the Commission’s EDGAR system (or any successor thereto) or posted on any website or to participate in any conference calls.

(d)       Subject to Section 6.03(b), if, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than Current Reports on Form 8-K), after giving effect to all applicable grace period thereunder, or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes from, and including, the first date after the conclusion of the six-month period described above on which such failure to file occurs or the first date the Notes are not otherwise freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restriction pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes, whichever is earlier, until the earlier of (i) the one-year anniversary of the Issue Date and (ii) the date on which such failure to file has been cured (if applicable) and the Notes are otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restriction pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes. Such Additional Interest shall accrue on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such period described in the preceding sentence. Notwithstanding the foregoing and for the avoidance of doubt, Additional Interest pursuant to this Section 4.06(d) shall not accrue or otherwise be payable in respect of the Notes issued pursuant to the Exchange Agreements (and any Notes issued in exchange or substitution therefor pursuant to Sections 2.05, 2.06, 2.07 or 2.08 of this Indenture), which Notes will be Unrestricted Notes, or any other Notes that are designated as Unrestricted Notes by the Company in an Officer’s Certificate delivered to the Trustee.

(e)       Subject to Section 4.06(f) and Section 6.03(b), if, and for so long as, the restrictive legend on the Notes specified in Section 2.05(b) has not been removed (or deemed removed), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable as described in Section 4.06(d) by Holders other than the Company’s Affiliates

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or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restrictions pursuant to U.S. federal securities law or the terms of this Indenture or the Notes as of the 365th day after the Issue Date, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes specified in Section 2.05(b) has been removed (or deemed removed), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described in Section 4.06(d) by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes. The restrictive legend on the Notes shall be deemed removed pursuant to the terms of this Indenture upon notice by the Company to the Trustee and delivery of the documents required pursuant to this Indenture, and, at such time, the Notes will be automatically assigned an unrestricted CUSIP. However, for the avoidance of doubt, for Notes that are not in certificated form, the Notes shall continue to bear Additional Interest pursuant to this Section 4.06(e) until such time as such Notes are identified by an unrestricted CUSIP in the facilities of the Depositary as a result of completion of the Depositary’s mandatory exchange process or otherwise. Notwithstanding the foregoing and for the avoidance of doubt, Additional Interest pursuant to this Section 4.06(e) shall not accrue or otherwise be payable in respect of the Notes issued pursuant to the Exchange Agreements (and any Notes issued in exchange or substitution therefor pursuant to Sections 2.05, 2.06, 2.07 or 2.08 of this Indenture), which Notes will be Unrestricted Notes, or any other Notes that are designated as Unrestricted Notes by the Company in an Officer’s Certificate delivered to the Trustee.

(f)       Additional Interest, which shall constitute the sole remedy relating to the failure to comply with the Company’s obligations under this Section 4.06, shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and shall be in addition to any Additional Interest that may accrue, at the Company’s election, pursuant to Section 6.03. In no event, however, shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 4.06(d), Section 4.06(e) or Section 6.03(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g)       If Additional Interest is payable by the Company pursuant to Section 4.06(d), Section 4.06(e) or Section 6.03(a), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 4.07. Additional Amounts.

(a)       All payments made by or on behalf of the Company or any of the Guarantors (including, in each case, any successor entity), including amounts payable upon redemption, repurchase or conversion, under or with respect to the Notes or any Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes unless the withholding or deduction of such taxes is then required by law. If the

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Company, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States) in which the Company or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Guarantee, including, without limitation, payments of principal, Redemption Price, purchase price, interest or premium, the Company or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each beneficial owner of Notes after such withholding or deduction will equal the respective amounts that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)       any taxes, to the extent such taxes would not have been imposed but for the Holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder, if the relevant Holder is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having or having had a permanent establishment in, the relevant Tax Jurisdiction or having any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, this Indenture or a Guarantee, or the receipt of payments in respect of such Note or a Guarantee;

(ii)       any taxes, to the extent such taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iii)       any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(iv)       any taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Guarantee;

(v)       any taxes to the extent such taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Notes, following the Company’s reasonable written request addressed to the Holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to

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exemption from, or reduction in the rate of deduction or withholding of, taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(vi)       any taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Notes to the extent such taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

(vii)       any taxes imposed on or with respect to any payment by the Company or any of the Guarantors to the Holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such Note;

(viii)       any taxes that are imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(ix)       any combination of clauses (i) through (viii) above.

(b)       In addition to the foregoing, the Company and the Guarantors will also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee (limited, solely in the case of taxes attributable to the receipt of any payments, to any such taxes imposed in a Tax Jurisdiction that are not excluded under clauses (i) through (iii) or (v) through (ix) above or any combination thereof).

(c)       If the Company or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Guarantee, the Company or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information

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reasonably necessary to enable the Paying Agents to pay Additional Amounts to holders on the relevant payment date. The Company or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(d)       The Company or the relevant Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company or the relevant Guarantor will use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any taxes so deducted or withheld. The Company or the relevant Guarantor will furnish to the Trustee (or to a Holder of the Notes upon request), within 60 days after the date the payment of any taxes so deducted or withheld is made, certified copies of tax receipts evidencing payment by the Company or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

(e)       Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)       This Section 4.07 will survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Company (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Guarantee) by or on behalf of such person and, in each case, any political subdivision thereof or therein.

Section 4.08. Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults.

(a)       The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the year ended November 30, 2023), an Officer’s Certificate stating whether the signer thereof has knowledge of any Default that occurred during the previous year and is then continuing, if so, specifying each such failure and the nature thereof.

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(b)       The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate within 30 days after an Officer of the Company becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Company is taking or proposes to take with respect thereto.

Section 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.11. No Rights as Stockholders. Holders of Notes, as such, will not have any rights as stockholders of the Company or Carnival plc (including, without limitation, voting rights and rights to receive any dividends or other distributions on Common Stock).

Section 4.12. No Use of Proceeds in Panama. The Company shall not, directly or indirectly, place, invest or give economic use of the proceeds from the Notes in the Republic of Panama.

Article 5
[Reserved]

Article 6
Defaults and Remedies

Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)       default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)       default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon a Tax Redemption, upon declaration of acceleration or otherwise;

(c)       failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days;

(d)       failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b) and, in each case, such failure continues for three Business Days;

(e)       failure by the Company or Carnival plc to comply with its obligations under Article 11;

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(f)       failure by the Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of the other agreements of the Company or any Guarantor contained in the Notes or this Indenture;

(g)       default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, Carnival plc or any of the Company’s or Carnival plc’s Subsidiaries (or the payment of which is guaranteed by the Company, Carnival plc or any of Company’s or Carnival plc’s Subsidiaries), other than debt owed to the Company, Carnival plc or any of the Company’s or Carnival plc’s Subsidiaries, whether such indebtedness or guarantee now exists or is created after the Issue Date, if that default:

(i)       is caused by the failure to pay principal of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default; or

(ii)       results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness that is due and has not been paid, together with the principal amount of any other indebtedness that is due and has not been paid or the maturity of which has been so accelerated, equals or exceeds $100.0 million in the aggregate;

(h)       (A) a court having jurisdiction over the Company, Carnival plc or a Significant Subsidiary of the Company or Carnival plc enters (x) a decree or order for relief in respect of the Company, Carnival plc or any of their respective Subsidiaries that is a Significant Subsidiary or any group of their respective Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (y) a decree or order adjudging the Company, Carnival plc or any of their respective Subsidiaries that is a Significant Subsidiary, or any group of its respective Subsidiaries that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Carnival plc or any such Subsidiary or group of Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Carnival plc or any such Subsidiary or group of Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Company, Carnival plc or any of their respective Subsidiaries that is a Significant Subsidiary or any group of its respective Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, Carnival plc or any such Subsidiary or group of Subsidiaries or for all or substantially all the property and assets of the Company, Carnival plc or any such Subsidiary or group of Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due;

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(i)       the Company’s failure or the failure by Carnival plc, any of the Company’s or Carnival plc’s Significant Subsidiaries or any group of the Company’s or Carnival plc’s Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (exclusive of any amounts for which a solvent insurance company has acknowledged liability), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of any appeal, waiver or otherwise, shall not have been in effect; or

(j)       the Guarantee of Carnival plc, any of the Company’s or Carnival plc’s Significant Subsidiaries or any group of the Company’s or Carnival plc’s Subsidiaries that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Carnival plc, any of the Company’s or Carnival plc’s Significant Subsidiaries or any group of the Company’s or Carnival plc’s Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Guarantee and such default continues for 30 days.

Section 6.02. Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) with respect to the Company, Carnival plc, any of the Company’s or Carnival plc’s Significant Subsidiaries or any group of the Company’s or Carnival plc’s Subsidiaries that, taken together, would constitute a Significant Subsidiary), either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(h) with respect to the Company, Carnival plc, any of the Company’s or Carnival plc’s Significant Subsidiaries or any group of the Company’s or Carnival plc’s Subsidiaries that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09 and all amounts owing to

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the Trustee have been paid, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest.

(a)       Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Indenture and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and (ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which the Event of Default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurred (in addition to any Additional Interest that may accrue as a result of a registration default pursuant to Sections 4.06(d) and 4.06(e)). For the avoidance of doubt, the first 180-day period described in this Section 6.03 shall not commence until expiration of the 60 day period referenced in Section 6.01(f).

(b)       Any Additional Interest payable pursuant to Section 6.03(a) shall be in addition to any Additional Interest that may accrue pursuant to Sections 4.06(d) and 4.06(e). Notwithstanding anything in this Indenture to the contrary, in no event, however, shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable pursuant to Section 6.03(a), together with Additional Interest payable pursuant to Sections 4.06(d) and 4.06(e)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(c)       If the Company elects to pay Additional Interest pursuant to Section 6.03(a), such Additional Interest shall be payable in the same manner and on the same dates as the stated

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interest payable on the Notes and will accrue on all Notes then outstanding from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, but not including, the 361st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in principal amount of the Notes then outstanding). On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 361st day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with this Section 6.03, or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in Section 6.03(b), regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this Section 6.03.

(d)       In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify, in writing, all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in in Section 6.02. The Company may elect to pay Additional Interest with respect to multiple Events of Default in a single written notification.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a), (b) or (c) shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable), satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Bankruptcy Law, or any other applicable law, or in case a

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receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission

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or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee, including its agents and counsel, under this Indenture;

SECOND: to the payment of the amounts then due and unpaid for principal of, the Redemption Price (if applicable) and the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)       such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)       the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)       such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense;

(d)       the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and

(e)       the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

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A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Notwithstanding any other provision of this Indenture and any provision of any Note, the contractual right of any Holder to institute suit for the enforcement of any payment of (x) principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon the conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a)       The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes or the Guarantees; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

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(b)       The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i)       a default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

(ii)        a failure by the Company to deliver the consideration due upon conversion of the Notes; or

(iii)       with respect to any other provision that requires the consent of each affected Holder pursuant to Section 10.02 to amend;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee have been paid.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price

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and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon conversion.

Article 7
Concerning the Trustee

Section 7.01. Duties and Responsibilities of Trustee.

(a)       Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)       the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations).

(b)       In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)       this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)       the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not

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less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Article 8 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)       no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Certain Rights of the Trustee.

(a)       The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)       any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)       the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)       the permissive rights of the Trustee enumerated herein shall not be construed as duties;

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(g)       [Reserved;]

(h)       the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(i)       in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)       the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Default or Event of Default under Section 6.01(a) or (b) of this Indenture has occurred or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture;

(k)       the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(l)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(m)       if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(n)       the rights and protections afforded to the Trustee under this Indenture, including, without limitation, its right to be indemnified, shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(o)       subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim and expense which might be incurred by it in compliance with such request or direction;

(p)       the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

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(q)       the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, the Custodian, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Custodian, Bid Solicitation Agent or Note Registrar.

Section 7.05. Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith. The Company and the Guarantors, jointly and severally, covenant and agree to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture and the enforcement of this Indenture (including this Section 7.06) or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or

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collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be made expressly subordinate to any other liability or indebtedness of the Company. The obligations of the Company and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) occurs with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. [Reserved].

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving 30 days prior written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)       In case at any time any of the following shall occur:

(i)       the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

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(ii)       the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)       the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction, at the expense of the Company, for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)       The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time, with 30 days prior written notice to the Trustee and the Company, remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)       Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture,

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except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date),

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unless, prior to taking any such action (or the date of effectiveness in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

Article 8
Concerning the Holders

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person,

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such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by any member of the Carnival Group shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or any member of the Carnival Group. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
[Reserved]

Article 10
Supplemental Indentures

Section 10.01. Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, or the Guarantees to:

(a)       cure any ambiguity, mistake, omission, defect or inconsistency in this Indenture, the Notes or the Guarantees in a manner that does not adversely affect any Holder in any material respect, as set forth in an Officer’s Certificate;

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(b)       provide for the assumption by a Successor Company of the obligations of the Company or Carnival plc under this Indenture, the Notes or the Guarantees in accordance with Article 11;

(c)       add additional Guarantees with respect to the Notes;

(d)       secure the Notes or the Guarantees;

(e)       increase the Conversion Rate of the Notes;

(f)       irrevocably select a Settlement Method or Specified Dollar Amount, or eliminate the Company’s right to choose a particular Settlement Method, on conversion of Notes;

(g)       add to the Company’s or Carnival plc’s covenants or Events of Default for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company or Carnival plc;

(h)       make any change that does not adversely affect the rights of any Holder, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee;

(i)       in connection with any Specified Corporate Event, provide that the Notes are convertible into Reference Property, subject to Section 14.07, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(j)       evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate; or

(k)       provide for the issuance of additional Notes in accordance with Section 2.10(a).

The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any amendment, supplement or waiver to this Indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. Except as provided in Section 10.01 and in this Section 10.02, the Company, the Guarantors and the Trustee may from time to time and at any time amend or supplement this Indenture, the Notes and the Guarantees with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and any

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existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon conversion of the Notes) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a)       reduce the amount of Notes whose Holders must consent to an amendment;

(b)       reduce the rate of or extend the stated time for payment of interest on any Note;

(c)       reduce the principal of or extend the Maturity Date of any Note;

(d)       reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e)       impair or adversely affect the right of Holders to convert Notes or otherwise modify the provisions with respect to conversion, or reduce the Conversion Rate (subject to such modifications as are required under this Indenture);

(f)       reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)       make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(h)       change the ranking in right of payment of the obligations under the Notes;

(i)       impair or affect the right of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, or the consideration due upon conversion of, such Holder’s Notes, on or after the respective due dates expressed or provided for in such Holder’s Notes or in this Indenture;

(j)       make any changes to the provisions described in Section 4.07;

(k)       make any change in this Article 10 or in the waiver provisions (including in Section 6.09) that requires each Holder’s consent; or

(l)       modify the Guarantees in any manner adverse to the Holders.

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Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantors in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall send to the Holders a notice briefly describing such amendment, supplement or waiver, unless a Current Report on Form 8-K (or successor form thereto) is filed by the Company describing the amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03. Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05. Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished to Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against it in accordance with its terms.

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Article 11
Consolidation, Merger and Sale

Section 11.01. Company May Consolidate, Etc. on Certain Terms.

(a)       The Company shall not consolidate with or merge with or into or otherwise combine with another Person, or sell, lease or otherwise transfer or dispose of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to another Person, unless:

(i)       the Company is the surviving Person or the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a Person organized and existing under the laws of any Permitted Jurisdiction, and such Person (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture; and

(ii)       immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(b)       Upon any such consolidation, merger, combination or sale, lease or other transfer or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such Successor Company shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of a lease of all or substantially all assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, combination or sale, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

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(c)       For purposes of the foregoing, any sale, lease or other transfer or disposition of the assets of one or more of the Company’s Subsidiaries that would, if the Company had held such assets directly, have constituted the sale, lease or other transfer or disposition of all or substantially all of the Company’s consolidated assets, taken as a whole, will be treated as such under this Indenture.

Section 11.02. Carnival plc May Consolidate, Etc. on Certain Terms.

(a)       Carnival plc shall not consolidate with or merge with or into or otherwise combine with another Person, or sell, lease or otherwise transfer or dispose of all or substantially all of Carnival plc’s and its Subsidiaries’ consolidated assets, taken as a whole, to another Person, unless:

(i)       Carnival plc is the surviving Person or the resulting, surviving or transferee Person (if not Carnival plc) (the “Successor Guarantor”) is a Person organized and existing under the laws of any Permitted Jurisdiction, and such Person (if not Carnival plc) expressly assumes by supplemental indenture all of Carnival plc’s obligations under the Notes, this Indenture and its Guarantee; and

(ii)       immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(b)       Upon any such consolidation, merger, combination or sale, lease or other transfer or disposition and upon the assumption by the Successor Guarantor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and Carnival plc’s Guarantee, to be performed by Carnival plc, such Successor Guarantor shall succeed to, and may exercise every right and power of and be substituted for, Carnival plc, with the same effect as if it had been named herein as the party of the first part, and Carnival plc shall be discharged from its obligations under the Notes, this Indenture and Carnival plc’s Guarantee, except in the case of a lease of all or substantially all assets. Such Successor Guarantor thereupon may cause to be signed, and may issue either in its own name or in the name of Carnival plc any or all of the Notes issuable hereunder which theretofore shall not have been signed by Carnival plc and delivered to the Trustee; and, upon the order of such Successor Guarantor instead of Carnival plc and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Guarantor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, combination or sale, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Carnival plc” in the first paragraph of this

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Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture, the Notes and the Guarantee.

(c)       For purposes of the foregoing, any sale, lease or other transfer or disposition of the assets of one or more of Carnival plc’s Subsidiaries that would, if Carnival plc had held such assets directly, have constituted the sale, lease or other transfer or disposition of all or substantially all of Carnival plc’s consolidated assets, taken as a whole, will be treated as such under the indenture.

Section 11.03. Opinion of Counsel and Officer’s Certificate to be Given to Trustee. In connection with any consolidation, merger, combination or sale, lease or other transfer or disposition implicated by this Article 11, the Trustee shall not be required to take any action unless the Trustee shall have received an Officer’s Certificate and Opinion of Counsel, each stating that any such consolidation, merger, combination or sale, lease or other transfer or disposition and any such assumption and such supplemental indenture (if any) complies with the provisions of this Article 11 and, if a supplemental indenture is required in connection with such transaction, an Opinion of Counsel, which shall state that the Indenture, the Guarantee and the Notes, as applicable, constitute legal, valid and binding obligations of any Successor Company or any Successor Guarantor, as applicable, subject to customary exceptions.

Article 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01. Indenture, Notes and Guarantees Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note or any Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or any Guarantor or of any of their respective successor corporations or other entities, either directly or through the Company or any Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantees. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the Notes.

Article 13
Guarantees

Section 13.01. Guarantees.

(a)       Subject to this Article 13, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the obligations of the Company

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hereunder and thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon prepayment or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest on the Notes, and the Settlement Amounts upon exchange will be promptly paid and/or delivered in full when due upon exchange, and all other payment obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon prepayment or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be, jointly and severally, obligated to pay the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

(b)       The Guarantors hereby agree that their respective obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 13.03.

(c)       Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

(d)       If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)       Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for

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the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)       Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)       In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)       Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature (provided that Additional Amounts payable pursuant to Section 4.07 shall remain payable).

(i)       For the avoidance of doubt, the Guarantees with respect to a Note are not convertible and shall automatically terminate when such Note is exchanged in accordance with this Indenture.

Section 13.02. Execution and Delivery.

The Guarantees shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of any Guarantee need be endorsed on any Note. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 13.03. Release of Guarantees.

(a)       The Guarantee by a Guarantor shall be automatically and unconditionally released and discharged under this Indenture upon:

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(i)       in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor;

(ii)       in the case of a Subsidiary Guarantor, any direct or indirect sale, exchange or other transfer (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer) after which the applicable Subsidiary Guarantor is no longer a Subsidiary of the Company, Carnival plc or another Guarantor;

(iii)       in the case of a Subsidiary Guarantor, the release or discharge of the Guarantee by a subsidiary guarantor of the First Priority Secured Notes and any other indebtedness that requires or would require such Subsidiary Guarantor to guarantee the Notes; or

(iv)       the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture.

(b)       In the event that any released Subsidiary Guarantor (in the case of clause (iii) above) thereafter becomes an issuer, borrower, obligor or guarantor under the First Priority Secured Notes or any other indebtedness that requires or would require such Subsidiary Guarantor to guarantee the Notes, such former Subsidiary Guarantor will again provide a Guarantee.

Section 13.04. Limitation on the Guarantors’ Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 13.05. Limitation on the Italian Guarantor’s Liability.

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Without prejudice to Section 13.04, the obligations of the Italian Guarantor under this Indenture shall be subject to the following limitations:

(a)       obligations of the Italian Guarantor shall not include, and shall not extend, directly or indirectly, to any indebtedness incurred by any obligor as borrower or as a guarantor in respect of any proceeds of the issuance of the Notes, the purpose or actual use of which is, directly or indirectly:

(i)       the acquisition of the Italian Guarantor (and/or of any entity directly or indirectly controlling it), including any related costs and expenses;

(ii)       a subscription for any shares in the Italian Guarantor (and/or any entity directly or indirectly controlling it), including any related costs and expenses; or

(iii)       the refinancing thereof;

(b)       without prejudice to Section 13.04, and pursuant to Article 1938 of the Italian Civil Code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under the Notes shall not exceed $522 million.

(c)       without prejudice to Section 13.04, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor in respect of this Indenture shall not exceed, at any given time, the following amount: (i) the ratio between the value of vessels owned by the Italian Guarantor and subject to mortgage to secure the First Priority Secured Notes, the EIB Facility, the Existing Term Loan Facility and the Existing Secured Notes, as resulting by the latest available appraisals divided by the value of all vessels owned by the Carnival Group (including the Italian Guarantor) and subject to mortgage to secure the First Priority Secured Notes, the EIB Facility, the Existing Term Loan Facility and the Existing Secured Notes, as resulting by latest available appraisals multiplied by (ii) the outstanding amount of the Notes and amounts issued/drawn down and not repaid yet under the First Priority Secured Notes, the EIB Facility, the Existing Term Loan Facility, the Existing Secured Notes, the Existing Unsecured Notes and the Existing Convertible Notes; and

(d)       obligations of the Italian Guarantor shall not extend to the payment obligations of other entities which do not belong to the Italian Guarantor’s corporate group (gruppo di appartenenza) in the meaning of articles 1(e) of the decree of the Italian Ministry of Economy and Finance No. 53 of April 2, 2015.

Section 13.06. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 13.07. Benefits Acknowledged.

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Each Guarantor acknowledges that it will receive benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 13.08. “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in each case (unless the context shall otherwise require) be construed as extending to, and including, such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 13 in place of the Trustee.

Article 14
Conversion of Notes

Section 14.01. Conversion Privilege(a) .

(a)       Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion in an Authorized Denomination of such Note:

(i)       subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding July 1, 2024 under the circumstances and during the periods set forth in Section 14.01(b);

(ii)       on or after July 1, 2024, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;

in each case, at an initial conversion rate of 100.0000 shares of Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)       (i)  Prior to the close of business on the Business Day immediately preceding July 1, 2024, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures and conditions described in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on each such Trading Day, subject to compliance with the following procedures and conditions concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination.

(A)       The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the

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Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $1,000,000 in aggregate principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on such Trading Day.

(B)       If the Trading Price condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(C)       If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Company is acting as Bid Solicitation Agent, it fails to make such determination), then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on each Trading Day of such failure.

(ii)       If, prior to the close of business on the Business Day immediately preceding July 1, 2024, the Company elects to:

(A)       issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan in connection with the initial adoption by the Company, so long as such rights have not separated from the shares of Common Stock and are not exercisable until the occurrence of a triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of the Common Stock for the

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10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)       distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price per share of the Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place.

No Holder may convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Notes, without having to convert its Notes, as if it held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)       If, prior to the close of business on the Business Day immediately preceding July 1, 2024:

(A)       a transaction or event that constitutes a Fundamental Change occurs;

(B)       a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C)       the Company is a party to a consolidation, merger, or other combination, statutory share exchange or sale, lease or other transfer or disposition of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, in each case, pursuant to which the Common Stock would be converted into cash, stock, other securities or other property or assets (including any combination thereof) other than any such transaction as a result of which the Company becomes a Subsidiary, and the Common Stock is converted into equity securities, of Carnival plc which is not a Make-Whole Fundamental Change, then, in each case, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for conversion at any time from or after the open of business on the Business Day immediately following the day the Company publicly announces such transaction (even if such transaction has not yet occurred) until the close of business on the 35th Trading Day immediately

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following the actual effective date of such transaction or, if such transaction constitutes a Fundamental Change (other than a Fundamental Change for which the Company validly invokes the Adequate Cash Conversion Provisions), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the effective date of any such transaction as promptly as practicable following the date the Company publicly announces such transaction and the Company shall use commercially reasonable efforts to notify Holders in writing prior to such effective date if practicable.

(iv)       Prior to the close of business on the Business Day immediately preceding July 1, 2024, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for conversion at any time during any fiscal quarter of the Company commencing after the fiscal quarter of the Company ending on August 31, 2022 (and only during such fiscal quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter of the Company is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine whether the Notes are convertible because the Last Reported Sale Price condition has been met and promptly provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee). Notwithstanding the first sentence above, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for conversion at any time during the period commencing on the Issue Date and ending on August 31, 2022.

(v)       If the Company calls the Notes for redemption pursuant to Section 16.01, Holders may exchange any or all of their Notes called for redemption at any time from, and including, the date of the Notice of Tax Redemption until the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date, or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

(c)       Notwithstanding any other provision of this Indenture or the Notes, no Holder of the Notes will be entitled to receive shares of Common Stock upon conversion of such Notes to the extent (but only to the extent) that such receipt would cause a violation of the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of Notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the limitations described in this paragraph, the Company’s obligation to make such delivery shall not be extinguished, and the Company shall deliver such shares as promptly as practicable after the applicable Holder gives notice to the Company and the Company determines that such delivery would not result in a violation of the Ownership Limitation.

Section 14.02. Conversion Procedure; Settlement Upon Conversion(a) .

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(a)       Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(i) (“Physical Settlement”), or a combination of cash and shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(i) (“Combination Settlement”), as set forth in this Section 14.02.

(i)       All conversions for which the relevant Conversion Date occurs on or after July 1, 2024 and all conversions occurring after the date the Company issues a Notice of Tax Redemption, and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Tax Redemption Date, shall be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of the Common Stock). Except for any conversions for which the relevant Conversion Date occurs on or after July 1, 2024 or after the date of the issuance of a Notice of Tax Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Tax Redemption Date, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of the Common Stock) for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates. By notice to Holders of the Notes, the Company may, prior to July 1, 2024, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of $1,000 for all Conversion Dates occurring subsequent to delivery of such notice.

(ii)       If the Company elects a Settlement Method, the Company shall deliver notice to Holders through the Conversion Agent of such Settlement Method the Company has selected no later than the close of business on the Trading Day immediately following the related Conversion Date (or (A) in the case of any conversions for which the relevant Conversion Date occurs on or after July 1, 2024, no later than July 1, 2024 or (B) in the case of any conversions occurring after the date of issuance of a Notice of Tax Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Tax Redemption Date, in such Notice of Tax Redemption). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any conversion but does not timely notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount shall be deemed to be $1,000.

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(iii)       The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)       if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);

(B)       if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C)       if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv)       The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)       (i) To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(A)       comply with the Applicable Procedures;

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(B)       if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(C)       if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(ii)       To convert a Certificated Note, the Holder must:

(A)       complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) and such Note to the Conversion Agent;

(B)       if required, furnish appropriate endorsements and transfer documents;

(C)       if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(D)       if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion or, if notice on such date is not feasible given the nature of the conversion, promptly thereafter.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(c)       A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b).

Subject to the next paragraph and the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation on:

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(i)       the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement; or

(ii)       the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)       In case any Certificated Note shall be surrendered for partial conversion, in an Authorized Denomination, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)       If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)       Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)       Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of

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Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i)       if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;

(ii)        if the Company has called the Notes for Tax Redemption on a Tax Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii)       if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)       to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date and any Tax Redemption as described in clauses (ii) and (iii) above shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(h)       The Person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the close of business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

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(i)       The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to elect) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

Section 14.03. Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or a Tax Redemption. (a)  If (i) the Event Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii) the Company delivers a Notice of Tax Redemption prior to July 1, 2024 and, in either case a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or Notice of Tax Redemption, the Company shall, under the circumstances described in this Section 14.03, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 14.03. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent during the period from the open of business on the Event Effective Date of the Make-Whole Fundamental Change to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for (A) the proviso in clause (b) of the definition thereof or (B) the Adequate Cash Conversion Provisions, the 35th Trading Day immediately following the Event Effective Date of such Make-Whole Fundamental Change). A conversion of Notes will be deemed for these purposes to be “in connection with” such Notice of Tax Redemption if the relevant Notice of Conversion of the Notes (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent during the period from the open of business on the date of the Notice of Tax Redemption to the close of business on the second Scheduled Trading Day immediately preceding the related Tax Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price.

(b)       Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Notice of Tax Redemption, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 (after giving effect to any increase in the Conversion Rate required by this Section 14.03); provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Event Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (i) the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 14.03),

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multiplied by (ii) such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Event Effective Date of any Make-Whole Fundamental Change and, no later than five Business Days after such Event Effective Date, (A) issue a press release announcing such Event Effective Date or disclose the Event Effective Date in a Current Report on Form 8-K and (B) post the Event Effective Date on the Company’s website (the “Make-Whole Fundamental Change Company Notice”). If a conversion of Notes in connection with a Tax Redemption would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Event Effective Date of the relevant Tax Redemption or the Make-Whole Fundamental Change, as applicable, and the later event will be deemed not to have occurred for purposes of this Section 14.03.

(c)       The number of Additional Shares, if any, by which the Conversion Rate shall be increased in connection Make-Whole Fundamental Change or Notice of Tax Redemption shall be determined by reference to the table below, based on:

(i)       in the case of a Make-Whole Fundamental Change the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Tax Redemption, the date of the Notice of Tax Redemption (the “Event Effective Date”) and

(ii)       in the case of a Make-Whole Fundamental Change, the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change, as described in the succeeding paragraph or, in the case of a Tax Redemption, the average of the Last Reported Sale Prices per share of Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the date of such Notice of Tax Redemption, as the case may be (in each case, the “Stock Price”).

If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Event Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five Trading Day period.

(d)       The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table

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below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)       The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Event Effective Date set forth below:

	Stock price
Event Effective Date	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$15.00	$17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$60.00	$80.00
August 15, 2022	25.0000	25.0000	25.0000	21.5520	18.1175	15.4432	11.6333	8.6367	6.7373	4.5635	3.4015	2.6911	2.2129	1.2336	0.7894
October 1, 2023	25.0000	25.0000	19.5318	15.1954	12.0484	9.7333	6.7019	4.6042	3.4388	2.2793	1.7252	1.3957	1.1707	0.6810	0.4427
October 1, 2024	25.0000	11.1111	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price or Event Effective Date may not be set forth in the table above, in which case:

(i)       if the Stock Price is between two Stock Prices in the table or the Event Effective Date is between two Event Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Event Effective Dates in the table above, as applicable, based on a 365- or 366-day year, as the case may be;

(ii)       if the Stock Price is greater than $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)       if the Stock Price is less than $8.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 125.0000 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)       Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common

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Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to (i) the Conversion Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a)       If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)       If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

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where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

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(c)       If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)       dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b);

(ii)       rights issued under a stockholder rights plan (except as set forth in this Section 14.04(c));

(iii)       dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d);

(iv)       any dividends and distributions in connection with a Specified Corporate Event described in Section 14.07; and

(v)       Spin-Offs as to which the provisions set forth in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

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Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices per share of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices per share of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have

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elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to consummate such Spin-Off, to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors (or its designee) determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)       are deemed to be transferred with such shares of the Common Stock;

(ii)       are not exercisable; and

(iii)       are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made:

(A)       in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed

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distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B)       in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i)       a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)       a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A)       such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B)       the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)       If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

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where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per share of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution.

(e)       If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

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CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between such Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date of any tender or exchange offer is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, last Trading Day of such Observation Period.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such

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Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)       Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)       All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% to the Conversion Rate. However, the Company shall carry forward, and take into account in any future adjustment, any adjustments that are less than 1.0% of the Conversion Rate, and make such carried-forward adjustments, regardless of whether the aggregate amount of such adjustments is less than 1.0% (a) on the effective date of any Fundamental Change or the Event Effective Date of a Make-Whole Fundamental Change, (b) on the Conversion Date for any Notes (in the case of Physical Settlement), (c) on each VWAP Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement) and (d) on the date of a Notice of Tax Redemption. In no event shall the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of the Common Stock.

(h)       In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

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(i)       Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly furnish to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)       For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)       The Company shall not adjust the Conversion Rate except as stated in this Indenture, including, for the avoidance of doubt, for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)       upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)       upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or the Carnival Group;

(iii)       upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(iv)       for ordinary course of business stock repurchases that are not tender offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;

(v)       solely for a change in the par value of the Common Stock; or

(vi)       for accrued and unpaid interest, if any.

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Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Tax Redemption), the Board of Directors shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Event Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06. Shares to Be Fully Reserved. The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change). The Company shall direct P&O Princess Special Voting Trust to reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, a sufficient number of P&O Trust Shares as is necessary to pair with each share of Common Stock issued upon conversion pursuant to the terms of this Indenture.

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)       In the case of:

(i)       any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(ii)       any consolidation, merger or other combination involving the Company; or

(iii)       any sale, lease or other transfer or disposition to a third party of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole; or

(iv)       any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of the Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing Person, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to convert each $1,000 principal amount of Notes for

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shares of Common Stock will be changed into a right to convert such principal amount of Notes for the kind and amount of Reference Property that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of such Specified Corporate Event:

(A)       the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02; and

(B)       (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of Common Stock receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be convertible shall be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify, in writing, the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any such Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than the Company or the successor or purchasing Person, as the case may be, in such Specified Corporate Event, then such other entity, if it is a party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

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(b)       In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall furnish to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)       If the Notes become convertible into Reference Property, the Company shall notify the Trustee in writing and (i) issue a press release containing the relevant information or disclose the relevant information in a Current Report on Form 8-K and (ii) post such information on the Company’s website.

(d)       The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e)       The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08. Certain Covenants.

(a)       The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company and, except for any transfer taxes payable by the Company or a Holder, as the case may be, pursuant to Sections 14.02(d) and 14.02(e), free from all documentary, stamp or similar issue or transfer taxes, liens and charges as the result of any action by the Company. The Company covenants that any P&O Trust Shares issued with the shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable trust shares and free from all preemptive or similar rights of any securityholder of the Company.

(b)       The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)       The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

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Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent (if other than the Trustee) immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing or as otherwise provided herein.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a)       action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)       Specified Corporate Event; or

(c)       voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be furnished to the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be

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taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Specified Corporate Event, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding-up; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.11. Stockholder Rights Plans. If the Company has a rights plan in effect upon conversion of the Notes into Common Stock, Holders that convert their Notes shall receive, in addition to any shares of Common Stock received in connection with such conversion, the appropriate number of rights under the rights plan, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan, as the same may be amended from time to time. However, if prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Article 15
Purchase of Notes at Option of Holders

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a)  If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days following the date of the Fundamental Change Company Notice (subject to extension to comply with applicable law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 15.

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(b)       Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)       delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)       delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

A.	in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;
B.	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and
C.	that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

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(c)       On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)       the events causing the Fundamental Change;

(ii)       the Event Effective Date of the Fundamental Change;

(iii)       the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)       the Fundamental Change Repurchase Price;

(v)       the Fundamental Change Repurchase Date;

(vi)       the name and address of the Paying Agent and the Conversion Agent;

(vii)       the Conversion Rate and any adjustments to the Conversion Rate;

(viii)       that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(ix)       the procedures that Holders must follow to require the Company to repurchase their Notes; and

(x)       the CUSIP numbers and the statement required in Section 2.09 hereto.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall (A) issue a press release containing such information or disclose the information in a Current Report on Form 8-K and (B) post such information on the Company’s website.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In such a case, the Company shall deliver such notice to the Trustee at least three Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

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No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d)       Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)       Notwithstanding anything to the contrary in this Section 15.02, the Company shall not be required to repurchase, or to make an offer to repurchase, Notes upon a Fundamental Change:

(i)       if a third party makes such an offer in the same manner, at the same time, and otherwise in compliance with the requirements for an offer made by the Company set forth in this Indenture and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, and otherwise in compliance with the requirements for an offer made by the Company set forth in this Indenture; or

(ii)       pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) that also results in a Fundamental Change pursuant to clause (b)), if (i) such Fundamental Change results in the Notes becoming convertible (pursuant to the provisions described in Section 14.07) into an amount of cash per Note that is greater (A) than the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date), plus (B) to the extent that the 35th Trading Day immediately following the Event Effective Date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest payable per Note on such Interest Payment Date and (ii) the Company provides timely notice of the Holders’ right to convert their Notes based on such Fundamental Change as described in Section 14.01(b)(iii) (the requirements set forth in clauses (i) and (ii) of this Section 15.02(d)(ii), the “Adequate Cash Conversion Provisions”).

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the

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close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)       the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in an Authorized Denomination,

(b)       if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)       the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04. Deposit of Fundamental Change Repurchase Price. (a)  The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be purchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)       If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

(i)       such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on such Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii)       all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a

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Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c)       Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)       comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)       file a Schedule TO or any other required schedule under the Exchange Act; and

(c)       otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company shall be deemed not to be in breach of this Indenture as a result of compliance therewith.

Article 16
Redemption Only for Taxation Reasons

Section 16.01. No Redemption Except for Taxation Reasons. The Notes shall not be redeemable by the Company prior to the Maturity Date, except as described in this Article 16, and no sinking fund is provided for the Notes. On or prior to June 30, 2024, the Notes may be redeemed, in whole but not in part (a “Tax Redemption”), at the Company’s discretion at the Redemption Price, if (w) on the next date on which any amount would be payable in respect of the Notes or Guarantee, the Company or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Company or another Guarantor without the obligation to pay Additional Amounts), (x) the Company or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Company or any Guarantor), and (y) the requirement arises as a result of:

(a)       any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or

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(b)       any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

Section 16.02. Notice of Tax Redemption.

(a) In the event that the Company exercises its Tax Redemption right pursuant to Section 16.01, it shall fix a date for redemption (the “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice (which notice shall be irrevocable) of such Tax Redemption (a “Notice of Tax Redemption”) not less than 45 nor more than 65 Scheduled Trading Days’ prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that (i) the Company may not give a Notice of Tax Redemption after June 30, 2024, and (ii) if the Company shall give a Notice of Tax Redemption, it shall also give a written notice of the Tax Redemption Date to the Trustee and the Paying Agent. The Tax Redemption Date must be a Business Day.

(b) The Company shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to make such payment of Additional Amounts if a payment in respect of the notes or guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Simultaneously with providing a Notice of a Tax Redemption, the Company will (i) issue a press release containing the relevant information or disclose the relevant information in a Current Report on Form 8-K and (ii) post such information on its website. Prior to the mailing of any Notice of Tax Redemption of the Notes pursuant to the foregoing, the Company shall deliver to the Trustee (i) an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the Notes hereunder. In addition, before the Company mails a Notice of Tax Redemption, it shall deliver to the Trustee (i) an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or the relevant Guarantor taking reasonable measures available to it. The Trustee shall accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

(c) Each Notice of Tax Redemption shall specify:

(i) the Tax Redemption Date;

(ii)       the Redemption Price;

(iii)       the place or places where such Notes are to be surrendered for payment of the Redemption Price;

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(iv)        that on the Tax Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(v)       that Holders may surrender their Notes called for redemption for conversion at any time from the date of the Notice of Tax Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price;

(vi)       the procedures an exchanging Holder must follow to convert its Notes called for redemption and, if the Company chooses to elect a Settlement Method for any such conversions, the relevant Settlement Method;

(vii)       that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 10th calendar day prior to the Tax Redemption Date;

(viii)       that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein and in this Indenture;

(ix)       that, on and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of such Change in Tax Law (whether upon exchange, prepayment, maturity or otherwise, and whether in cash, shares of Common Stock or otherwise), and all subsequent payments with respect to the Notes will be subject to the deduction or withholding of such applicable Tax Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law;

(x)       the Conversion Rate and, if applicable, the number of shares of Common Stock added to the Conversion Rate in accordance with Section 16.06; and

(xi)       the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Notice of Tax Redemption shall be irrevocable. In the case of a Tax Redemption, a Holder may convert any or all of its Notes called for redemption at any time from the date of the Notice of Tax Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

Section 16.03. Payment of Notes Called for Tax Redemption.

(a)       If any Notice of Tax Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Notice of Tax Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Tax Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

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Section 16.04. Holders’ Right to Avoid Redemption. Notwithstanding anything to the contrary in this Article 16, if the Company has given a Notice of Tax Redemption as described in Section 16.02, each Holder of Notes shall have the right to elect that all or a part of such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects that its Notes shall not be subject to a Tax Redemption, neither the Company nor the relevant Guarantor, as the case may be, shall be required to pay Additional Amounts with respect to payments made in respect of such Notes following the Tax Redemption Date solely as a result of the relevant Change in Tax Law, and all subsequent payments in respect of such Notes shall be subject to any tax required to be withheld or deducted under the laws of an applicable Tax Jurisdiction solely as a result of the relevant Change in Tax Law. The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.07. Holders must exercise their option to elect to avoid a Tax Redemption by written notice (a “No Redemption Notice”) to the Trustee no later than the 10th calendar day prior to the Tax Redemption Date; provided that a Holder that complies with the requirements for conversion of its Notes as described in Article 14 before the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price) shall be deemed to have validly delivered a No Redemption Notice.

Section 16.05. Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price) (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.06. Mutatis Mutandis. The above provisions will apply, mutatis mutandis, to any successor of the Company (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Company (or any Guarantor).

Article 17
Miscellaneous Provisions

Section 17.01. Provisions Binding on Company’s and the Guarantors’ Successors. All the covenants, stipulations, promises and agreements of each of the Company, Carnival plc and the other Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or such Guarantor, as the case may be.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be in writing (including facsimile and electronic mail in PDF format) and shall be

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deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company or any Guarantor to the Trustee) to 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 (fax: (305) 406-4758); Attention: General Counsel and Treasurer or sent electronically in PDF format to the following e-mail address: QDobbins@carnival.com. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to the following e-mail address: brandon.bonfig@usbank.com.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register (or sent electronically in PDF format to the e-mail address of such Holder, if any, specified on the Note Register) and shall be sufficiently given to it if so mailed (or sent, in the case of an electronic transmission) within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail (or electronically in PDF format), then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative).  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

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Section 17.04. Governing Law. THIS INDENTURE, EACH NOTE AND EACH GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE AND EACH GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05. Intentionally Omitted.

Section 17.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (i) a statement that the Person making such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07. Legal Holidays. If any Interest Payment Date, any Fundamental Change Repurchase Date, Conversion Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference

102

only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

103

By: ____________________
Authorized Signatory.

Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, electronic or PDF shall be deemed to be their original signatures for all purposes.

Section 17.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14. Waiver of Jury Trial; Submission to Jurisdiction. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

THE COMPANY AND THE GUARANTORS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE U.S. FEDERAL AND NEW YORK STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIS INDENTURE, THE NOTES AND THE GUARANTEES. THE COMPANY AND THE GUARANTORS WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN SUCH COURTS. EACH OF THE COMPANY AND THE GUARANTORS AGREE THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND THE GUARANTORS, AS APPLICABLE, AND MAY BE ENFORCED IN ANY COURT TO THE JURISDICTION OF WHICH COMPANY AND ANY GUARANTOR, AS APPLICABLE, IS SUBJECT BY A SUIT UPON SUCH JUDGMENT. THE COMPANY AND THE GUARANTORS IRREVOCABLY APPOINT NATIONAL REGISTERED AGENTS, INC., LOCATED 28 LIBERTY STREET, NEW YORK, NEW YORK 10005, AS ITS AUTHORIZED AGENT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AUTHORIZED AGENT, AND WRITTEN NOTICE OF SUCH SERVICE TO THE COMPANY OR ANY GUARANTOR, AS THE CASE MAY BE, BY THE PERSON SERVING THE SAME TO THE ADDRESS PROVIDED IN THIS SECTION 17.14, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY AND THE GUARANTORS IN ANY SUCH SUIT OR PROCEEDING. THE COMPANY AND THE GUARANTORS HEREBY REPRESENT AND WARRANT THAT SUCH AUTHORIZED AGENT HAS ACCEPTED SUCH APPOINTMENT AND HAS AGREED TO ACT AS SUCH AUTHORIZED AGENT FOR SERVICE OF PROCESS.

104

Section 17.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or public health emergencies; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices per share of the Common Stock, the Redemption Price, the Fundamental Change Repurchase Price, the Conversion Price, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes, the Trustee and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. In no event shall the Trustee or the Conversion Agent be charged with knowledge of or have any duty to monitor Stock Price or Observation Period. Neither the Trustee nor the Conversion Agent shall have any responsibility for calculations or determinations of amounts, determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, how much, or for the delivery of shares of Common Stock.

Section 17.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.18. FATCA. In order to enable the Company and the Trustee to comply with its obligation with respect to this Indenture and the Notes under FATCA (inclusive of official interpretations of FATCA promulgated by competent authorities), any applicable agreement entered into pursuant to Section 1471(b) of the Code and/or any applicable intergovernmental agreement entered into in order to implement FATCA, each of the Company and the Trustee each agree (i) to provide to one another such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA. The terms of this section shall survive the termination of this Indenture.

105

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

CARNIVAL CORPORATION

By:	/s/ Bo-Erik Blomqvist
	Name:	Bo-Erik Blomqvist
	Title:	Senior Vice President

GUARANTORS:

CARNIVAL PLC

By:	/s/ Bo-Erik Blomqvist
	Name:	Bo-Erik Blomqvist
	Title:	Senior Vice President

GXI, LLC

By:	/s/ David Bernstein
	Name:	David Bernstein
	Title:	Chief Financial Officer and Chief Accounting Officer

Princess Cruise Lines, Ltd.

By:	/s/ Daniel Howard
	Name:	Daniel Howard
	Title:	Senior Vice President, General Counsel & Assistant Secretary

Seabourn Cruise Line Ltd.

By:	/s/ Iseline R. Goveneur
	Name:	Iseline R. Goveneur
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

[Signature Page to Indenture]

Costa Crociere S.p.A.

By:	/s/ David Bernstein
	Name:	David Bernstein
	Title:	Director

Cruiseport Curacao C.V.

By:	SSC Shipping and Air Services (Curacao) N.V.
Managing Director for Holland America Line N.V., General Partner

By:	/s/ Iseline R. Goveneur
	Name:	Iseline R. Goveneur
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

HOLLAND AMERICA LINE N.V.

By:	SSC Shipping and Air Services (Curacao) N.V.

By:	/s/ Iseline R. Goveneur
	Name:	Iseline R. Goveneur
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

[Signature Page to Indenture]

HAL ANTILLEN N.V.

By:	SSC Shipping and Air Services (Curacao) N.V.

By:	/s/ Iseline R. Goveneur
	Name:	Iseline R. Goveneur
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)       AGREES FOR THE BENEFIT OF CARNIVAL CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)       TO THE COMPANY, CARNIVAL PLC OR ANY SUBSIDIARY THEREOF;

(B)       PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

Exhibit A-1

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE); OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

1 For the avoidance of doubt, Notes issued in exchange for Existing Convertible Notes pursuant to the Exchange Agreements are not Restricted Securities and shall not bear this “Restricted Security” legend.

Exhibit A-2

CARNIVAL CORPORATION
5.75% Convertible Senior Note due 2024

No. U-[ ]	[Initially][2] $[ ]

CUSIP No.: [ ]3

ISIN No.: [ ]

Carnival Corporation, a corporation duly organized and validly existing under the laws of the Republic of Panama (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [ ]5, or registered assigns, the principal amount [as set forth in the “Schedule of Conversions of Notes” attached hereto]6 [of $[ ]]7 or such other amount as reflected on the books and records of the Trustee and the Depositary, on October 1, 2024 and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.75% per year from April 1, 2022 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until October 1, 2024, unless earlier converted, redeemed or repurchased. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2022, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03 and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.

2 Include if a global note.

3 For the avoidance of doubt, Notes issued in exchange for Existing Convertible Notes pursuant to the Exchange Agreements are not Restricted Securities and shall be identified by an unrestricted CUSIP No.

4 Include if a global note.

5 Include if a certificated note.

6 Include if a global note.

7 Include if a certificated note.

Exhibit A-3

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CARNIVAL CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee,

certifies that this is one of the Notes described
in the within-named Indenture.

By:
Authorized Signatory

Exhibit A-5

[FORM OF REVERSE OF NOTE]

CARNIVAL corporation
5.75% Convertible Senior Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.75% Convertible Senior Notes due 2024 (the “Notes”), issued under and pursuant to an Indenture, dated as of August 22, 2022 (the “Indenture”), among the Company, Carnival plc, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect purchases, redemptions, cancellations, conversions or transfers permitted by the Indenture.

In case an Event of Default relating to a bankruptcy (or similar proceeding) with respect to the Company, Carnival plc, any of the Company’s or Carnival plc’s Significant Subsidiaries or any group of the Company’s or Carnival plc’s Subsidiaries that, taken together, would constitute a Significant Subsidiary shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, in the manner and with the effect set forth in the Indenture. In case any other Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price on the Tax Redemption Date and the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company, the Guarantors or any successor under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or

Exhibit A-6

deliveries of Common Stock (together with payments of cash in lieu of fractional Common Stock) upon exchange, to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption prior to July 1, 2024 by the Company at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option exercised in the manner specified in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture,

Exhibit A-7

prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into cash, shares of Common Stock or a combination of each and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-9

SCHEDULE A6

SCHEDULE OF CONVERSIONS OF NOTES

CARNIVAL CORPORATION

5.75% Convertible Senior Notes due 2024

The initial principal amount of this Global Note is ___________ DOLLARS ($[______]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.

Exhibit A-10

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Carnival Corporation

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth below: __________________________

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Attachment 1-1

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________

Social Security or Other Taxpayer
Identification Number

Attachment 1-2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Carnival Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Carnival Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

Dated: _____________________

________________________________

Signature(s)

_________________________

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 2-1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note (if the Note is a Restricted Security) occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□ To Carnival Corporation, Carnival plc or a Subsidiary thereof; or

□ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Attachment 3-1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3-2

EXHIBIT B

FORM OF FREE TRANSFERABILITY CERTIFICATE

[Date]

Carnival Corporation

3655 N.W. 87th Avenue

Miami, Florida 33178-2428

U.S. Bank Trust Company, National Association,

as Trustee
60 Livingston Ave.

Saint Paul, MN 55107

Re:	5.75% Convertible Senior Notes due 2024

Reference is hereby made to the Indenture, dated as of August 22, 2022 (the “Indenture”), among Carnival Corporation, Carnival plc, the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the Resale Restriction Termination Date with respect to the 5.75% Convertible Senior Notes due 2024 represented by Global Note CUSIP number [______] and ISIN number [______] (the “Notes”) has occurred, the Company hereby instructs you that:

(i) the restrictive legend required by Section 2.05(b) of the Indenture and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii) the Company shall instruct DTC to change the CUSIP number and ISIN number for the Notes to the unrestricted CUSIP number ([______]) and unrestricted ISIN number ([______]) respectively, without further action on the part of Holders.

[signature pages follow]

Exhibit B-1

CARNIVAL CORPORATION

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

[Form of Supplemental Indenture]

This SUPPLEMENTAL INDENTURE, dated as of ___________ __, ____ is among Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Company, Carnival plc, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of August 22, 2022 (the “Indenture”), pursuant to which the Company has issued $338,941,000 in principal amount of 5.75% Convertible Senior Notes due 2024 (the “Notes”); and

WHEREAS, Section 10.01(c) of the Indenture provides that the Company, Carnival plc, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors with respect to the Notes, without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of Carnival plc, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, Carnival plc, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, Carnival plc, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, Carnival plc, the Guarantors and the Trustee.

Exhibit C-1

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below shall be Guarantors with respect to the Notes on terms contemplated by and subject to the provisions of Article 13 of the Indenture.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, Carnival plc and the Guarantors, and the Trustee makes no representation with respect to any such matters. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, electronic or PDF shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

Exhibit C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

CARNIVAL CORPORATION

By
Name:
Title:

CARNIVAL PLC

By
Name:
Title:

ADDITIONAL GUARANTOR:

[NAME]

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
Name:
Title:

Exhibit C-3